Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

BANKRATE RELEASES PRELIMINARY SECOND QUARTER

2008 FINANCIAL RESULTS

Company Revises 2008 Annual Guidance

NEW YORK, NY – July 7, 2008 – Bankrate, Inc. (Nasdaq: RATE), announced today preliminary results for its second quarter 2008, ended June 30, 2008. The company expects revenue for the quarter to be slightly above $40 million, a 72% increase over the second quarter of 2007, and earnings before interest, taxes depreciation, amortization and stock compensation expense “EBITDA” to be in the range of $12.3 to $12.7 million, an increase at the midpoint of 23% over Q2 2007.

Thomas R. Evans, CEO of Bankrate, stated, “Our business remains fundamentally solid. However, the global problems in the financial sector have surely had an impact on our display advertising business and we have continued to experience softness in display advertising from several of our largest financial advertisers. At this time we don’t sense that the display advertising environment is getting worse, but there has been little improvement to date. The rest of our business remains solid. Cost-Per-Click, “CPC” revenue for the quarter was up 30%, and our deposit, insurance and credit card business continue to do well.”

Additionally, the company announced that as a result of the soft display advertising environment, it is lowering its 2008 annual guidance. The company now expects annual revenue to be between $164 and $169 million and EBITDA for the year to be between $54 and $58 million. The mid-range of the updated guidance represents a 74% increase in revenue and a 36% increase in EBITDA over 2007. Previous guidance for revenue was between $167 and $172 million and EBITDA of between $64 and $68 million.

“With the softness in display advertising expected to continue, we thought it was prudent to reduce our guidance to reflect that current condition. The revised guidance also contemplates a continued solid performance from our CPC, lead and print businesses,” Mr. Evans added.

This information is preliminary. Bankrate is currently completing its normal closing process and will provide second quarter 2008 financial results on Monday, August 4, 2008. A conference call will be held to discuss those results at 4:30 PM ET on that day.

Non-GAAP Measures

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, income from operations, earnings per diluted share and net income, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.

In addition, because Bankrate has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

About Bankrate, Inc.

The Bankrate network of companies includes Bankrate.com, Interest.com, Mortgage-calc.com, Nationwide Card Services, Savingforcollege.com, Fee Disclosure and InsureMe. Each of these businesses helps consumers to make informed decisions about their personal finance matters. The company’s flagship brand, Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate.com is the leading aggregator of rates and other information on more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2007, Bankrate.com had nearly 60 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal and The New York Times (NYSE: NYT). Bankrate.com’s information is also distributed through more than 500 newspapers.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site , interest rate volatility, our ability to establish and maintain distribution arrangements, our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future, consumers’ increasing acceptance of the Internet as a medium for obtaining financial product information, our ability to maintain the confidence of our advertisers by detecting click-through fraud or unscrupulous advertisers, the effect of unexpected liabilities we assume from our acquisitions, our ability to manage traffic on our web sites and service interruptions, the effects of facing liability for content on our web sites, changes in, or interpretations of, accounting rules and regulations, changes in, or interpretations of, tax rules and regulations may adversely impact our effective tax rate, increased competition and its effect on traffic, advertising rates, margins and market share, our ability to protect our intellectual property, legislative and regulatory changes in Internet regulation, our ownership is concentration, fluctuating results of operations , and volatility in our stock price. These and additional important factors to be considered are set forth under “Introductory Note”, “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2007, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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